Exhibit 99.1

SUMMIT BANCORP, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) of Summit Bancorp, Inc. (“Summit”) hereby appoint(s)             and             , or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Special Meeting of Stockholders to be held at 409 Main Street, Arkadelphia, Arkansas 71923 on                     , 2014 at             p.m., and at any adjournments thereof, for the transaction of the following business:

1.	Plan of Merger. To approve the Agreement and Plan of Merger dated as of January 30, 2014, by and among Bank of the Ozarks, Inc., Bank of the Ozarks, Summit and Summit Bank, pursuant to which, among other things, Summit will be merged with and into Bank of the Ozarks, Inc. and Summit Bank will be merged with and into Bank of the Ozarks.

FOR                                      AGAINST                                      ABSTAIN

2.	Adjournment Proposal. To approve a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

FOR                                      AGAINST                                      ABSTAIN

3.	Other Business. The proxies are authorized to vote in their discretion upon such other business as may be properly brought before the special meeting or any adjournment thereof. The Board of Directors of Summit currently knows of no other business to be presented.

If properly executed and returned, the shares represented by this proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the proxy statement/prospectus dated                     , 2014, “FOR” the approval of the Plan of Merger and “FOR” the Adjournment Proposal. If any other business is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors of Summit.

This proxy may be revoked at any time prior to its exercise by written notice or subsequently dated proxy delivered to the Secretary of Summit.

Please sign, date and return this Proxy as soon as possible.

Dated                     , 2014.

Signature

Signature

(Please sign exactly as name(s) appears at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)